Exhibit 99.1
TurboChef Acquires Additional Speed Cook Technologies

ATLANTA, September 13, 2005 – TurboChef Technologies, Inc. (NASDAQ: OVEN) today announced that it has acquired the patent and technology assets of Global Appliance Technologies, Inc., a Delaware corporation with offices in Texas, expanding TurboChef’s ownership of proprietary commercial and residential speed cook technologies. Global has developed and owns patented cooking technologies that are complementary to those owned by TurboChef. These technologies will allow TurboChef to enhance its products with additional or different features as well as enable the company to expand the range of its product offerings.

With the acquisition, TurboChef also has hired the principals of Global, including David McFadden, Chief Technology Officer of Global and former MIT and Arthur D. Little engineer who is one of the foremost experts on heat transfer technology applied to foodservice equipment.

Terms of the transaction include payments that combine cash and TurboChef common stock. In addition to the initial payment at closing, Global is eligible to receive subsequent payments over a three-year period as TurboChef receives patent applications for technologies that Global is currently developing. The principals of Global also have entered into 10-year restricted covenant agreements with TurboChef.

Richard E. Perlman, Chairman of TurboChef, stated: “We are excited about this transaction with Global. We believe that the combination of the two companies’ existing and pending patents will further strengthen our portfolio of superior heat transfer technologies. The result will be a compelling and expanded speed cook ability to produce food of the highest quality, texture and taste.”

James K. Price, Chief Executive Officer of TurboChef, added: “The addition of the principals of Global to TurboChef’s already outstanding development and engineering team adds depth to our cutting edge heat transfer technology expertise, the most important element of speed cooking.”

David A. Bolton, President of Global, added: “We have been familiar with TurboChef for some time and are delighted to become part of its team. The company has significantly expanded its business and built out its infrastructure. We firmly believe that TurboChef is achieving a preeminent position of leadership in the rapidly expanding speed cooking marketplace.”

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide commercial primary cooking equipment market and is developing equipment for the residential markets through the application of its high-speed cooking technologies. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at faster speeds than, and to quality standards that it believes are comparable or superior to, that of conventional heating methods. The address of TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at http://www.turbochef.com.

Certain statements in this release, and other written or oral statements made by or on behalf of TurboChef, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and TurboChef’s future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the uncertainty of market acceptance and demand for TurboChef’s products, the ability to obtain additional financing necessary to continue or expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing and other risks detailed in TurboChef’s filings with the Securities and Exchange Commission. The words “looking forward,”“believe,”“expect,”“likely,”“should” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

For more information, contact:

James A. Cochran
Chief Financial Officer
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite1900
Atlanta, Georgia 30328
(678) 987-1700